Exhibit 99.1

TENNECO ANNOUNCES CLOSE OF FEDERAL-MOGUL ACQUISITION

Lake Forest, Illinois, October 1, 2018 – Tenneco Inc. (NYSE: TEN), one of the world’s leading designers, manufacturers and marketers of Ride Performance and Clean Air products and technology solutions for automotive and commercial vehicle original equipment markets and the aftermarket, announced today that it has completed its acquisition of Federal-Mogul LLC, a leading global supplier to original equipment manufacturers and the aftermarket.

“Today marks an important step for Tenneco as we progress toward the transformation of our company into two strong, leading global businesses with the scale and financial flexibility to drive long-term value creation,” said Brian Kesseler, co-CEO, Tenneco.

The transformational acquisition, which was first announced in the second quarter of 2018, accelerates long-term value creation by creating two product-focused, purpose-built industry leaders in their respective markets with greater scale, and strategic and financial flexibility. Today’s closing precedes the planned separation of the combined businesses into two independent, publicly traded companies through a tax-free spin-off to shareholders that will establish an Aftermarket and Ride Performance company and a Powertrain Technology company. The spin-off is expected to be complete in late 2019.

“This transaction makes possible the ability to create two new product-focused companies with even stronger portfolios positioned to capture unique opportunities in their respective markets,” said Roger Wood, co-CEO, Tenneco. “Now that we have completed the acquisition, we look forward to accelerating the successful realignment of the businesses and creation of the new companies.”

Cash consideration of $800 million was financed through a new senior credit facility that will replace Tenneco’s existing senior credit facilities and certain senior facilities of Federal-Mogul LLC. The new senior credit facility consists of a $1.7 billion term loan A, a $1.7 billion term loan B and a $1.5 billion revolving credit facility.

The company also announced the expansion of its board of directors from 10 to 11 members and the election to the board of directors of Mr. Keith Cozza, President and CEO, Icahn Enterprises L.P., effective today, in accordance with the terms of the Federal-Mogul purchase agreement.

About Tenneco

Headquartered in Lake Forest, Illinois, Tenneco is one of the world’s leading designers, manufacturers and marketers of Ride Performance and Clean Air products and technology solutions for diversified markets, including light vehicle, commercial truck, off-highway equipment and the aftermarket, with 2017 revenues of $9.3 billion and approximately 32,000 employees worldwide.

On October 1, 2018, Tenneco completed the acquisition of Federal-Mogul, a leading global supplier to original equipment manufacturers and the aftermarket with nearly 55,000 employees globally and 2017 revenues of $7.8 billion. Additionally, the company expects to separate its businesses to form two new, independent companies, an Aftermarket and Ride Performance company as well as a new Powertrain Technology company, in late 2019.

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About the Future Aftermarket and Ride Performance Company

Following the separation, the aftermarket and ride performance company will be one of the largest global multi-line, multi-brand aftermarket companies, and one of the largest global OE ride performance and braking companies. The aftermarket and ride performance company’s principal product brands will feature Monroe®, Walker®, Clevite®Elastomers, MOOG®, Fel-Pro®, Wagner®, Champion® and others. The Aftermarket and Ride Performance company would have 2017 pro-forma revenues of $6.4 billion, with 57% of those revenues from aftermarket and 43% from original equipment customers.

About the Future Powertrain Technology Company

Following the separation, the powertrain technology company will be one of the world’s largest pure-play powertrain companies serving OE markets worldwide with engineered solutions addressing fuel economy, power output, and criteria pollution requirements for gasoline, diesel and electrified powertrains. The powertrain technology company would have 2017 pro-forma revenues of $10.7 billion, serving light vehicle, commercial truck, off-highway and industrial markets.

Safe Harbor

This release contains forward-looking statements. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this communication that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events and (ii) statements about our future business plans and strategy and other statements that describe Tenneco’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. These forward-looking statements are included in various sections of this communication and the words “may,” “will,” “believe,” “should,” “could,” “plan,” “expect,” “anticipate,” “estimate,” and similar expressions (and variations thereof) are intended to identify forward-looking statements. Forward-looking statements included in this release concern, among other things, the benefits of the Federal-Mogul acquisition; the combined company’s plans, objectives and expectations; future financial and operating results; and other statements that are not historical facts. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements, including the outcome of any legal proceeding that may be instituted against Tenneco and others following the announcement of the transaction; the possibility that the combined company may not complete the spin-off of the Aftermarket & Ride Performance business from the Powertrain Technology business (or achieve some or all of the anticipated benefits of such a spin-off); the possibility that the transaction may have an adverse impact on existing arrangements with Tenneco, including those related to transition, manufacturing and supply services and tax matters; the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the risk that the benefits of the transaction, including synergies, may not be fully realized or may take longer to realize than expected; the risk that the transaction may not advance the combined company’s business strategy; the risk that the combined company may experience difficulty integrating all employees or operations; the potential diversion of Tenneco management’s attention resulting from the transaction; as well as the risk factors and cautionary statements included in Tenneco’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the SEC. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Unless otherwise indicated, the forward-looking statements in this release are made as of the date of this communication, and, except as required by law, Tenneco does not undertake any obligation, and disclaims any obligation, to publicly disclose revisions or updates to any forward-looking statements.

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Tenneco investor inquiries:

Linae Golla

847 482-5162 (office)

224 632-0986 (cell)

lgolla@tenneco.com

Victoria Sivrais

312 690-6004 (office)

773 428-4900 (cell)

vsivrais@clermontpartners.com

Tenneco media inquiries:

Bill Dawson

847 482-5807 (office)

224 280-4308 (cell)

bdawson@tenneco.com

Margie Pazikas (Europe)

+32 (0) 2 706 9025 (office)

+32 (0) 477 22 6152 (cell)

mpazikas@tenneco.com